Exhibit 10.1

MODIFICATION #1

TO

THE UNSECURED NOTE AGREEMENT

THIS MODIFICATION #1 TO THE AGREEMENT made and entered into by and between WILLIAM NICHOLSON  and INTERNATIONAL ISOTOPES INC. (hereafter “Company” or “INIS)

WITNESSETH:

WHEREAS, INIS has requested a 7 month extension to the term of the Unsecured Note having an original maturity date of April 1, 2012, and

WHEREAS, WILLIAM NICHOLSON is willing to allow such extension under certain listed terms;

NOW, THEREFORE, in consideration of the above, the parties agree to modify the original Agreement, dated April 1, 2002, as follows:

1.

$35,000 accrued interest on the note will be paid in cash by the Company on April 1, 2012.

2.

The $500,000 principal payment will be deferred until November 1, 2012.

3.

On April 1, 2012 the company will award William Nicholson 204,167 shares of common stock of INIS.  The number of shares awarded is equivalent to 14% interest on the $500,000 principal amount for the 7 month deferral, and based upon a closing price of the INIS stock of $0.20 on March 23, 2012.

4.

All other provisions of the Unsecured Note Agreement remain in full force and effect.

IN WITNESS WHERE OF, the parties have executed this agreement as of the day and year as signed below.

INTERNATIONAL ISOTOPES Inc.

/s/ William Nicholson	/s/ Steve Laflin
William Nicholson	Steve Laflin